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                             MANAGEMENT AGREEMENT

                  AGREEMENT made as of February 20, 1998, between Castle Harlan, Inc., a Delaware corporation ("CHI"), Universal Compression Holdings, Inc., a Delaware corporation ("Holdings") and Universal Compression, Inc., a Texas corporation and wholly-owned subsidiary of Holdings (the "Company").

                  WHEREAS, the Company desires to retain CHI to provide business and organizational strategy, financial and investment management, advisory and merchant and investment banking services to the Company and Holdings upon the terms and conditions hereinafter set forth, and CHI is willing to undertake such obligations;

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. Appointment. The Company hereby engages CHI, and CHI hereby agrees under the terms and conditions set forth herein, to provide certain services to the Company and Holdings as described in Section 3 hereof.

                  2. Term. The term of this Agreement shall be for an initial term of five (5) years. Such term shall be renewed automatically for additional one-year terms thereafter unless (i) CHI or the Company shall give notice in writing within 90 days before the expiration of the initial five-year term or any one-year renewal thereof of its desire to terminate this Agreement, or (ii) Castle Harlan Partners III, L.P., its affiliates and related accounts and funds managed by CHI and affiliates of CHI cease to own beneficially for purposes of
Section 13(d) of the Securities Exchange Act of 1934, as amended at least 20% of the then outstanding capital stock of Holdings. The provisions of Paragraph 7 and otherwise as the context so requires shall survive the termination of this Agreement.

                  3.  Duties of CHI.

                      3.1 Definition of "Services". CHI shall provide the Company and Holdings with consulting services related to business and organizational strategy, financial and investment management, and merchant and investment banking services (collectively, the "Services").

                      3.2 Exclusions from "Services". Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of "Services":

                       (i) Independent Accounting Services. Accounting services rendered to the Company, Holdings or CHI with prior notice and consultation with the Company's management, by an independent accounting firm or accountant (i.e., an accountant who is not an employee of CHI);

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                      (ii) Independent Actuarial Services.  Actuarial services

rendered to the Company, Holdings or CHI with prior notice and consultation with the Company's management, by an independent actuarial firm or actuary (i.e., an actuary who is not an employee of CHI);

                     (iii) Legal Services. Legal services rendered to the Company, Holdings or CHI with prior notice and consultation with the Company's management, by an independent law firm or attorney (i.e., an attorney who is not an employee of CHI); and

                      (iv) Transaction Services. Services in connection with any transaction in which the Company or its affiliates may be, or may consider becoming, involved, including acquisitions, divestitures or financings, it being understood that CHI shall have the right of first refusal concerning all opportunities to perform, for an additional fee, any of such transaction services. Such right must be exercised within 30 business days of receipt by CHI of such offer.

                  4. Powers of CHI. So that it may properly perform its duties hereunder, CHI shall, subject to Section 5 hereof, have the power to take all action and do all things necessary and proper to carry out the duties set forth in Section 3 hereof.

                  5. Limitations on CHI's Powers. Notwithstanding anything herein to the contrary, CHI shall not do any of the following without the written authorization of the Company or Holdings, as the case may be:

                       (i) Enter into any contract, lease or other agreement whatsoever on behalf of the Company or Holdings.

                      (ii) Hire or fire employees of the Company or Holdings, or establish compensation rates or employee policies for any of the employees of the Company or Holdings.

                     (iii) Compromise, settle, forgive or write-off any of the Company's or Holdings' accounts receivable.

                      (iv) Pay any of the Company's or Holdings' accounts payable that the Company or Holdings has notified CHI are subject to dispute.

                  6. Compensation and Reimbursement. As consideration payable to CHI or any of its affiliates for providing the Services to the Company and Holdings, the Company shall pay to CHI an annual management fee of $3 million (the "Annual Fee") payable in advance on the date hereof for the first year and quarterly in advance thereafter commencing on February 20, 1999 and thereafter on each May 20, August 20, November 20 and February 20 thereafter, provided that such payments would not result in a breach of (i) the Credit Agreement, dated as of the date hereof, among the Company, as borrower, Holdings, the Banks party thereto from time to time, and Bankers Trust Company, as agent, (ii) the Indenture, dated as of the date hereof, by

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and between the Company and United States Trust Company of New York, as trustee
(the "Trustee") or (iii) the Indenture, dated as of the date hereof, by and between Holdings and the Trustee, in which event only the amounts that would not result in such a breach shall be paid and the balance shall accrue interest at the Bankers Trust Company prime rate plus 2% per annum and be paid in whole or in part at the earliest day as such payment would not result in such breach. In addition to the Annual Fee, the Company shall, at the direction of CHI, pay directly or reimburse CHI for its Out-of-Pocket Expenses (as hereinafter defined) incurred in connection with the Services provided for in Section 3 hereof. In addition, the Company will reimburse CHI for its Out-of-Pocket Expenses incurred by CHI in connection with the acquisition of Tidewater Compression Service, Inc. ("TCS") by the Company. For purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the reasonable amounts paid by CHI in connection with the Services provided for in Section 3 and the acquisition of TCS by the Company, including (i) fees and disbursements of any independent professionals and organizations, including independent auditors and outside legal counsel, investment bankers or other financial advisors or consultants, (ii) costs of any outside services of independent contractors such as financial printers, couriers, business publications or similar services and
(iii) transportation, per diem, telephone calls, entertainment and all other reasonable expenses actually incurred by CHI in rendering the Services provided for herein. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by CHI to the Company of the statement in connection therewith.

                  7. Indemnification. The Company will indemnify and hold harmless CHI and its officers, directors, employees, agents, representatives and affiliates (each being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, any claim made by any third party or otherwise, relating to or arising out of the advisory and consulting Services contemplated by this Agreement or the engagement of CHI pursuant to, and the performance by CHI or such Indemnified Party of the Services, and the Company will reimburse any Indemnified Party for all costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of CHI. The reimbursement and indemnity obligations of the Company under this section shall be in addition to any liability which the Company or Holdings may otherwise have, shall extend upon the same terms and conditions to any affiliate of CHI and the stockholders, officers, directors, employees, agents, representatives, affiliates and controlling persons (if any), as the case may be, of CHI and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, CHI, any such

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affiliate and any such person. The foregoing provisions shall survive the termination of this Agreement.

                  8. Independent Contractors. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employer/employee relationship. CHI shall be an independent contractor pursuant to this Agreement. The parties hereto shall have no express or implied right or authority to assume or create any obligations on behalf of or in the name of the other parties or to bind the other parties to any contract, agreement or undertaking with any third party.

                  9. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties' successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by the parties hereto, except that (i) if the Company or Holdings shall merge or consolidate with or into, or sell or otherwise transfer substantially all of its assets to, another corporation that assumes the Company's or Holdings' obligations under this Agreement, the Company or Holdings, as the case may be, may assign its rights hereunder to that corporation, and (ii) CHI may assign its rights and obligations hereunder to any other person or entity controlled, directly or indirectly, by John K. Castle. Any attempted transfer or assignment in violation of this Section 9 shall be void.

                  10. Miscellaneous.

                      10.1 Amendments and Waivers. The failure of any party to seek redress for the violation of or to insist upon the strict performance of any term of this Agreement shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Agreement may be amended only by the written consent of each party hereto, and each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived only by the written waiver of the party against whom such action or inaction may negatively affect, but, in any case, such consent or waiver shall only be effective in the specific instance and for the specific purpose for which given.

                      10.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied with confirmed receipt, sent by certified, registered, or express mail, postage prepaid, or sent by a national next-day delivery service to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or telecopied, or if mailed, 2 days after the date of mailing, or, if by national

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next-day delivery service, on the day after delivery to such service as follows:

                        (i)   if to the Company, to it at:

                              4430 Brittmoore
                              Houston, Texas  77041
                              Attention:  Stephen A. Snider

                        (ii)  if to CHI or Holdings, to them at:

                              150 E. 58th Street
                              New York, New York  10155
                              Attention:  Jeffrey M. Siegal

or at such other address or addresses as either party hereto shall have specified by notice in writing to the other party (provided, that such notice of change of address shall be deemed to have been duly given only when actually received).

                      10.3 Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                      10.4 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                      10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                      10.6 Applicable Law; Consents. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law. The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. To the extent permitted by applicable law, the parties hereto consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to such party at its address set forth in this Agreement (and service so made shall be deemed complete five days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.

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                      10.7  Severability.  If any term, provision, covenant or
restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                UNIVERSAL COMPRESSION, INC.


                                 By: /s/ Ernie Danner
                                      _______________________________
                                      Name: Ernie Danner
                                      Title: Chief Financial Officer


                                 UNIVERSAL COMPRESSION HOLDINGS, INC.


                                 By: /s/ Ernie Danner
                                      _______________________________
                                      Name: Ernie Danner
                                      Title: Chief Financial Officer
                                      Executive Vice President and Director


                                 CASTLE HARLAN, INC.


                                 By: /s/ Howard Weiss
                                      _______________________________
                                      Name: Howard Weiss
                                      Title:



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